Exhibit 99.2

Zevra Therapeutics Appoints Justin Renz as Chief Financial Officer

CELEBRATION, Fla., Mar. 05, 2026 (GLOBE NEWSWIRE) -- Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (Zevra, or the Company), a commercial-stage company focused on providing therapies for people living with rare disease, today announced the appointment of Justin Renz as Chief Financial Officer, effective March 9, 2026. Mr. Renz brings more than 25 years of financial leadership experience in the biopharmaceutical industry, including extensive expertise in capital markets, strategic transactions, and commercial-stage operations.

“Justin is a highly accomplished financial executive with a strong track record of driving growth and creating shareholder value across multiple biopharmaceutical organizations,” said Neil F. McFarlane, Zevra's President and Chief Executive Officer. “His strong financial leadership and experience driving performance across global markets will be instrumental as we execute our strategic plan to becoming a leading rare disease company.”

Mr. Renz most recently served as Chief Financial & Operations Officer at Ardelyx, where he had an active role in the launch and commercialization of two innovative, first-in-class medicines. Previously, he was President and Chief Financial Officer of Correvio Pharma, a global specialty pharmaceutical company dedicated to the commercialization of two cardiovascular and two infectious disease products. He also served as Executive Vice President, Chief Financial Officer and Treasurer at Karyopharm Pharmaceuticals and as Executive Vice President and Chief Financial Officer at Zalicus Inc.

“I am excited to join Zevra at this important stage of growth,” said Mr. Renz. “I look forward to working with the team to strengthen our financial foundation and enable continued innovation and access to transformative therapies.”

Mr. Renz holds a B.A. in Economics and Accounting from the College of the Holy Cross, an M.S. in Taxation from Northeastern University and an M.B.A. from Suffolk University. He is a Certified Public Accountant in Massachusetts.

About Zevra Therapeutics, Inc.
Zevra Therapeutics, Inc. is a purpose-driven, commercial-stage company focused on bringing life-changing therapeutics to people living with rare diseases. The company’s commercialization of its lead product, marketed in the U.S. for Niemann-Pick disease type C (NPC), a rare, progressive neurodegenerative disorder, provides a strong corporate foundation and validates its ability to advance therapies. In addition, the company is broadening access through geographic expansion opportunities and has a pipeline of rare disease programs. Zevra is a patient-centric organization guided by our values of accountability, integrity, innovation and courage, with the goal of creating long-term value for patients, partners, and shareholders.

For more information, please visit www.zevra.com or follow us on X and LinkedIn.

Caution Concerning Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the "Risk Factors" section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 12, 2025, Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025, filed on November 5, 2025, as well as Zevra’s other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor Contact
Nichol Ochsner
+1 (732) 754-2545
nochsner@zevra.com

Media Contact
Julie Downs
+1 (508) 246-3230
jdowns@zevra.com